Exhibit 99.1
Lifecore Biomedical Reports Financial Results for the Second Quarter Ended June 30, 2026, and Provides Corporate Update
-- Reaffirms 2026 Guidance --
-- Multiple New Business Wins, Adding Impactful Programs to Pipeline --
-- Cost Reduction and Productivity Enhancements Continue to Strengthen Organization --
Conference Call Today at 8:00am ET
CHASKA, Minn., August 5, 2026 -- Lifecore Biomedical, Inc. (NASDAQ: LFCR) (“Lifecore”), a fully integrated injectables contract development and manufacturing organization (“CDMO”), today announced results for the second quarter and six months ended June 30, 2026.
CEO Commentary
“The second quarter was highly productive. The effectiveness of our new business development strategy has helped us grow the value of our pipeline with consistent wins that point to our manufacturing expertise as well as our exceptional track record in quality and compliance. In addition, Lifecore continues to transition our development pipeline toward commercialization and invest in the talent, processes, and improvements that we believe will support our growing pipeline in the mid-term and allow us to achieve sustainable, long-term profitability in the future. In the past 12 months, we have added 13 new programs to our pipeline, eight of which are late stage. We expect these programs and their financial contributions to play a significant role in Lifecore’s success in achieving our long-term growth objectives of a 12% revenue CAGR and Adjusted EBITDA margin targets exceeding 25% by the end of 2029,” stated Paul Josephs, president and chief executive officer of Lifecore.
Financial Snapshot and Recent Developments
•Revenues for the second quarter of 2026 were $34.2 million, a decrease of $2.3 million, or 6.2% compared to $36.4 million for the comparable prior year quarter ended May 25, 2025. Revenues for the six months ended June 30, 2026, were $57.4 million, a decrease of $14.2 million, or 19.9% compared to $71.6 million for the six-month comparable prior year period ended May 25, 2025.
•Gross profit for the quarter was $12.1 million, a decrease of $1.9 million compared to $14.0 million for the comparable prior year quarter ended May 25, 2025. Gross profit for the six months ended June 30, 2026, was $16.5 million, a decrease of $7.3 million compared to $23.8 million for the six-month comparable prior year period ended May 25, 2025.
•Operating expenses for the second quarter were $9.5 million, an increase of $0.9 million, or 9.9%, compared to $8.7 million for the comparable prior year quarter ended May 25, 2025. Operating expenses for the six months ended June 30, 2026, were $18.6 million, a decrease of $8.9 million, or 32.3%, compared to $27.5 million for the six-month comparable prior year period ended May 25, 2025.
•Cash from operations was $2.5 million and free cash flow* was $0.9 million for the six months ended June 30, 2026.
•Net loss for the second quarter of 2026 was $6.2 million and $0.19 of loss per diluted share, as compared to net loss of $1.1 million and $0.06 of loss per diluted share, for the comparable prior year quarter ended May 25, 2025. Net loss for the six months ended June 30, 2026, was $21.1 million and $0.61 of loss per diluted share, as compared to net loss of $15.9 million and $0.48 of loss per diluted share, for the six-month comparable prior year period ended May 25, 2025.

•Adjusted EBITDA* for the second quarter was $8.6 million, a decrease of $0.5 million compared to $9.1 million for the comparable prior year quarter ended May 25, 2025. Adjusted EBITDA* for the six months ended June 30, 2026, was $9.6 million, a decrease of $5.1 million compared to $14.8 million for the comparable six-month prior year period ended May 25, 2025.
•Ended the second quarter of 2026 with approximately $38.8 million in liquidity, including cash of $17.2 million and revolving credit availability of $21.6 million.
•Signed six new programs in the second quarter of 2026, including two commercial stage programs. Signed a total of 13 programs over the last 12 months, including eight late-stage programs.
•Progressed more than 40 projects intended to promote cost reductions or productivity improvements that are expected to positively impact margins in the near term and contribute to the achievement of 25% Adjusted EBITDA margin targets by the end of 2029.
•Completed five customer audits and two regulatory inspections during the second quarter of 2026, representing one of the highest numbers of audits performed in a single quarter for Lifecore. The company successfully completed each of the audits, which we believe validates the company’s growing reputation as a partner-of-choice for customers seeking exceptional quality and compliance.
*    Adjusted EBITDA and free cash flow are non-GAAP financial measures and exclude certain items from net income or loss and operating cash flows, respectively, the nearest comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Please see “Non-GAAP Financial Information” below for more information, including definitions of Adjusted EBITDA and free cash flow and reconciliations to net loss and operating cash flows, respectively, for the periods noted in this press release.
Supplemental Financial Data
To provide meaningful period-over-period comparisons, Lifecore has compared the three and six months ended June 30, 2026, to the comparable prior year periods ended May 25, 2025. This presentation is intended to comply with Securities and Exchange Commission (“SEC”) requirements applicable to fiscal year changes and is intended to assist investors with understanding the changes in the company’s operating results and financial condition.
Supplemental Revenue and Gross Profit Data

	Three months ended		Change
	June 30, 2026	May 25, 2025	Amount	%
(dollars in thousands)
Revenues:
CDMO	$15,552	$23,516	$(7,964)	(34)%
HA manufacturing	18,615	12,928	5,687	44%
Total revenues	34,167	36,444	(2,277)	(6)%
Cost of sales	22,092	22,462	(370)	(2)%
Gross profit	12,075	13,982	(1,907)	(14)%
Gross profit percentage	35.3%	38.4%	(3.1)%

	Six months ended		Change
(dollars in thousands)	June 30, 2026	May 25, 2025	Amount	%
Revenues:
CDMO	$31,327	$44,305	$(12,978)	(29)%
HA manufacturing	26,033	27,293	(1,260)	(5)%
Total revenues	57,360	71,598	(14,238)	(20)%
Cost of sales	40,823	47,771	(6,948)	(15)%
Gross profit	16,537	23,827	(7,290)	(31)%
Gross profit percentage	28.8%	33.3%	(4.5)%
Supplemental Operating Expense Data

	Three months ended		Change
	June 30, 2026	May 25, 2025	Amount	%
(dollars in thousands)
Research and development	$1,537	$2,103	$(566)	(27)%
Selling, general and administrative	7,971	8,980	(1,009)	(11)%
Restructuring recovery	—	(2,519)	2,519	n/m
Loss on sale or disposal of assets, net of portion classified as cost of sales	—	91	(91)	n/m
Total operating expenses	$9,508	$8,655	$853	10%

	Six months ended		Change
(dollars in thousands)	June 30, 2026	May 25, 2025	Amount	%
Research and development	$2,754	$4,148	$(1,394)	(34)%
Selling, general and administrative	15,888	19,073	(3,185)	(17)%
Restructuring recovery	—	(2,634)	2,634	n/m
Loss on sale or disposal of assets, net of portion classified as cost of sales	—	6,942	(6,942)	n/m
Total operating expenses	$18,642	$27,529	$(8,887)	(32)%
Financial Guidance for Calendar Year 2026
The company is reaffirming its revenue and Adjusted EBITDA guidance for calendar year 2026. The company is not providing forward-looking guidance for U.S. GAAP net loss or a quantitative reconciliation of its 2026 Adjusted EBITDA to the most directly comparable U.S. GAAP measure, U.S. GAAP net loss, because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items, including restructuring expenses, reorganization expenses, asset impairments, litigation settlements and other contingencies, changes to the fair value of the debt derivative liability, certain other gains or losses, and income tax accounting, as certain of these items have not occurred, are out of the company's control and/or cannot be reasonably predicted without unreasonable effort. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP reported results for the guidance period.
The company expects revenue to be in the range of $120 to $125 million and Adjusted EBITDA to be in the range of $20.5 – $25 million.

This guidance is based on the expectation that Lifecore would adjust for items similar to its historic definition of Adjusted EBITDA. This guidance takes into consideration existing market forces, contracts, and customer order timing, as well as the company’s current beliefs and estimations with respect to success and timing related to growing and diversifying the company’s new business development revenue.
Please see “Non-GAAP Financial Information” below for more information.
Earnings Webcast
Lifecore Biomedical will host a conference call today, August 5, 2026, at 8:00 a.m. ET to discuss the company’s financial results for the second quarter ended June 30, 2026. The webcast can be accessed via Lifecore’s Investor Events & Presentations page at: https://ir.lifecore.com/events-presentations. An archived version of the webcast will be available on the website for 30 days.
About Lifecore Biomedical
Lifecore Biomedical, Inc. (Nasdaq: LFCR) is a fully integrated contract development and manufacturing organization (CDMO) that offers highly differentiated capabilities in the development, fill and finish of sterile injectable pharmaceutical products in syringes, vials, and cartridges, including complex formulations. As a leading manufacturer of premium, injectable-grade hyaluronic acid, Lifecore brings more than 40 years of expertise as a partner for global and emerging biopharmaceutical and biotechnology companies across multiple therapeutic categories to bring their innovations to market. For more information about the company, visit Lifecore’s website at www.lifecore.com.
Non-GAAP Financial Information
In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), this press release contains non-GAAP financial information. Adjusted EBITDA and free cash flow are non-GAAP measures and exclude certain items from net income or loss and operating cash flows, respectively, which are the most directly comparable financial measures calculated in accordance with GAAP. See the section entitled “Non-GAAP Financial Reconciliations” below for the company’s definitions of Adjusted EBITDA for the three and six months ended June 30, 2026, and free cash flows for the six months ended June 30, 2026, and the comparable prior year periods ended May 25, 2025, and reconciliations thereof to net income or loss and operating cash flows for the relevant periods.
The company has disclosed these non-GAAP financial measures to supplement its consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures exclude/include certain items that are included in the company’s results reported in accordance with GAAP because we believe they are not reflective of our core operations or indicative of our ongoing operations. Management believes these non-GAAP financial measures provide useful additional information to investors about trends in the company’s operations and are useful for period-over-period comparisons. Management uses Adjusted EBITDA and free cash flow, in addition to GAAP financial measures, to monitor trends in the company’s operations, understand and compare operating results, and monitor cash flows across accounting periods, for financial and operational decision making, for planning and forecasting purposes, and with respect to Adjusted EBITDA as a measure of performance for compensation decisions.
These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP financial measures may not be the same as similar measures provided by other companies due to the potential differences in methods of calculation and items being excluded/included. These non-GAAP financial measures should be read in conjunction with the company’s consolidated financial statements presented in accordance with GAAP.

Important Cautions Regarding Forward-Looking Statements
This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbor created under the Private Securities Litigation Reform Act of 1995 and other safe harbors under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as “anticipate”, “estimate”, “expect”, “project”, “aim,” “designed to,” “plan”, “intend”, “believe”, “may”, “might”, “will”, “should”, “can have”, “likely” and similar expressions are used to identify forward-looking statements. In addition, all statements regarding our future financial and operating performance and strategy, including the reaffirmation of our 2026 guidance; the transition of our development pipeline toward commercialization; our growing pipeline and expectation for sustainable, long-term profitability in the future; our long-term growth objectives of a 12% revenue CAGR and Adjusted EBITDA margin targets exceeding 25% by the end of 2029; the ongoing projects that we expect to promote cost reductions and productivity improvements; and our growing reputation as a partner-of-choice for customers seeking exceptional quality and compliance, are forward-looking statements. All forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially, including such factors as, among others, the timing and amount of future expenses, revenue, net income (loss), Adjusted EBITDA, cash flow and capital requirements, and timing and availability of and the need for additional financing; our ability to maintain or expand our relationships with our current customers, including the impact of changes in consumer demand for the products we manufacture for our customers; our ability to grow and diversify our business with new customers, including the potential loss of development customers if they do not receive required funding or regulatory approvals or for other reasons; our ability to comply with covenants under our credit agreements and to pay required interest and principal payments when due; our ability to fund or pay redemptions of shares of the outstanding Series A Convertible Preferred Stock in accordance with their terms; our ability to raise additional capital for ongoing needs, including through equity financing, debt financing, collaborations, strategic alliances or licensing arrangements; the impact of macroeconomic events or circumstances on our operations and financial performance, including inflation, tariffs, interest rates, social unrest and global instability; the performance of our third-party suppliers; pharmaceutical industry market forces that may impact our customers’ success and continued demand for the products we produce for those customers; our ability to recruit or retain key scientific, technical, business development, and management personnel and our executive officers; our ability to comply with stringent U.S. and foreign government regulation in the manufacture of pharmaceutical products, including current Good Manufacturing Practice, or cGMP; the outcome and cost of existing and any new litigation or regulatory proceedings; and other risk factors set forth from time to time in the company’s filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the Annual Report on Form 10-KT for the transition period ended December 31, 2025 (the “December 2025 10-KT”). For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the SEC, including the risk factors contained in the December 2025 10-KT. Forward-looking statements represent management’s current expectations as of the date hereof and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

Lifecore Biomedical, Inc. Contact Information:
Stephanie Diaz (Investors)
Vida Strategic Partners
415-675-7401
sdiaz@vidasp.com
Jennifer Arcure (Media)
Vida Strategic Partners
917-603-0681
jarcure@vidasp.com
Ryan D. Lake (CFO)
Lifecore Biomedical
952-368-6244
ryan.lake@lifecore.com

LIFECORE BIOMEDICAL, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)

(in thousands, except share and per share amounts)	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$17,241	$17,469
Accounts receivable, net	13,728	13,233
Accounts receivable, related party	16,727	12,929
Contract assets	7,568	7,655
Inventory	25,475	29,085
Prepaid expenses and other current assets	2,952	1,921
Total current assets	83,691	82,292
Property, plant and equipment, net	123,714	127,304
Goodwill	13,881	13,881
Other assets	8,214	8,700
Total assets	$229,500	$232,177
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$7,534	$6,211
Accrued expenses and other current liabilities	14,107	17,362
Total current liabilities	21,641	23,573
Debt, net of current portion	5,590	5,694
Debt, net of current portion, related party	148,508	135,588
Debt derivative liability, related party	30,922	26,564
Other liabilities	6,746	6,698
Total liabilities	213,407	198,117
Commitments and contingencies
Series A Redeemable Convertible Preferred Stock, $0.001 par value; 2,000,000 shares authorized; 49,263 and 47,466 shares issued and outstanding, redemption value $50,187 and $48,356	50,187	48,262
Stockholders’ (deficit) equity:
Common Stock, $0.001 par value; 75,000,000 shares authorized; 37,697,012 and 37,477,386 shares issued and outstanding	38	37
Additional paid-in capital	210,205	208,962
Accumulated deficit	(244,337)	(223,201)
Total stockholders’ deficit	(34,094)	(14,202)
Total liabilities, convertible preferred stock and stockholders’ deficit	$229,500	$232,177

LIFECORE BIOMEDICAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three months ended		Six months ended
(in thousands, except share and per share amounts)	June 30, 2026	May 25, 2025	June 30, 2026	May 25, 2025
Revenues	$11,480	$19,768	$25,716	$36,001
Revenues, related party	22,687	16,676	31,644	35,597
Total revenues	34,167	36,444	57,360	71,598
Cost of sales	22,092	22,462	40,823	47,771
Gross profit	12,075	13,982	16,537	23,827
Research and development expenses	1,537	2,103	2,754	4,148
Selling, general, and administrative expenses	7,971	8,980	15,888	19,073
Restructuring recovery	—	(2,519)	—	(2,634)
Loss on sale or disposal of assets, net of portion classified as cost of sales	—	91	—	6,942
Operating income (loss)	2,567	5,327	(2,105)	(3,702)
Interest income	144	206	272	314
Interest expense	(480)	(604)	(934)	(1,460)
Interest expense, related party	(7,271)	(5,123)	(14,165)	(9,856)
Change in fair value of debt derivative liability, related party	(1,203)	(1,091)	(4,358)	(1,691)
Other income, net	110	171	220	504
Loss before income taxes	(6,133)	(1,114)	(21,070)	(15,891)
Income tax expense	(23)	(33)	(66)	(25)
Net loss	(6,156)	(1,147)	(21,136)	(15,916)
Preferred stock dividends	(924)	(852)	(1,831)	(1,689)
Accretion of preferred stock to redemption value	(47)	(48)	(94)	(96)
Loss available to common stockholders	$(7,127)	$(2,047)	$(23,061)	$(17,701)

Loss per share, basic and diluted	$(0.19)	$(0.06)	$(0.61)	$(0.48)

Weighted average shares outstanding, basic and diluted	37,574,538	37,007,838	37,526,230	37,014,204

Non-GAAP Financial Reconciliations
Adjusted EBITDA is a non-GAAP financial measure and excludes certain items from net income or loss, the most directly comparable financial measure calculated in accordance with GAAP. For the periods presented herein, we defined Adjusted EBITDA as net income or loss before (i) interest expense, net of interest income, (ii) income tax expense or benefit, (iii) depreciation, (iv) stock-based compensation, (v) change in fair value of debt derivatives, (vi) franchise tax, (vii) reorganization costs, (viii) restructuring costs or recovery, and (ix) loss on sale or disposal of equipment. See “Non-GAAP Financial Information” above for further information regarding the company’s use of non-GAAP financial measures.

	Three months ended		Six months ended
(in thousands) (unaudited)	June 30, 2026	May 25, 2025	June 30, 2026	May 25, 2025
Net loss (GAAP)	$(6,156)	$(1,147)	$(21,136)	$(15,916)
Interest expense, net	7,607	5,521	14,827	11,002
Income tax expense	23	33	66	25
Depreciation	2,515	1,913	4,825	3,990
Stock-based compensation	2,085	1,815	3,783	4,367
Change in fair value of debt derivatives	1,203	1,091	4,358	1,691
Franchise tax	50	75	100	78
Reorganization costs	1,247	2,179	2,789	4,426
Restructuring recovery	—	(2,519)	—	(2,634)
Loss on sale or disposal of equipment	—	91	—	7,727
Adjusted EBITDA	$8,574	$9,052	$9,612	$14,756
Free cash flow is a non-GAAP financial measure that reduces operating cash flows, the most directly comparable financial measure calculated in accordance with GAAP, by capital expenditures. See “Non-GAAP Financial Information” above for further information regarding the company’s use of non-GAAP financial measures.

	Six months ended
(in thousands) (unaudited)	June 30, 2026	May 25, 2025
Operating cash flows (GAAP)	$2,511	$6,548
Less: capital expenditures	(1,631)	(7,553)
Free cash flow	$880	$(1,005)